Exhibit 10.9

08/24/01

RURAL CELLULAR CORPORATION

RETENTION BONUS AND
SEVERANCE BENEFIT PLAN

2001

TABLE OF CONTENTS

ARTICLE I PURPOSE

ARTICLE II DEFINITIONS

2.1	Administrator.
2.2	Affiliated Organization.
2.3	Base Pay.
2.4	Closing Date.
2.5	Code.
2.6	Company.
2.7	Definitive Agreement.
2.8	Effective Date.
2.9	Employee.
2.10	Employer.
2.11	ERISA.
2.12	Excise Tax.
2.13	Good Reason.
2.14	Highest Marginal Tax Rate.
2.15	Just Cause.
2.16	Officer.
2.17	Parachute Payment.
2.18	Participant.
2.19	Plan.
2.20	Plan Year.
2.21	Sale or Merger.
2.22	Unexercised Stock Option.

ARTICLE III BONUSES

3.1	Bonus Pool.
3.2	Completion Bonuses.
3.3	Discretionary Stay in Place Bonuses.
3.4	Non-Discretionary Stay in Place Bonuses.

ARTICLE IV SEVERANCE BENEFITS

4.1	Severance Pay.
4.2	Stock Option Adjustment.

ARTICLE V CLAIMS FOR BENEFITS

5.1	Claims Procedure.
5.2	Appeals.

ARTICLE VI ADMINISTRATION

6.1	Administrator.
6.2	Administrator’s Discretion.
6.3	Retention of Services.

ARTICLE VII LIMITATIONS AND LIABILITIES

7.1	No Guarantee of Employment.
7.2	No Alienation of Benefits.
7.3	Reliance on Others.
7.4	Indemnification.

ARTICLE VIII FUNDING

8.1	No Obligation to Fund Benefits.
8.2	Insured Benefits.
8.3	Benefits Funded Through a Trust.
8.4	Other Benefits.

ARTICLE IX AMENDMENT AND TERMINATION

9.1	Amendments.
9.2	Termination.

ARTICLE X GENERAL PROVISIONS

10.1	ERISA Requirements.
10.2	Applicable Law.
10.3	No Waiver or Estoppel.
10.4	Overpayments.
10.5	Successors.
10.6	Legal Actions.

ARTICLE I

PURPOSE

In anticipation of the sale or merger of Rural Cellular Corporation, a Minnesota corporation (the “Company”), the Board of Directors of the Company wishes to provide incentives to its employees to remain with the Company and perform tasks and activities necessary to produce operating and financial results that are satisfactory to the new owners, to complete the transaction and transfer ownership and operations to the new owners at closing, and to provide services to the new owners for a reasonable period after closing.  The Board of Directors of the Company also wishes to provide for payments to loyal employees who lose their jobs due to new ownership.  To accomplish these purposes, the Company has adopted this Plan.

ARTICLE II

DEFINITIONS

Where the following words and phrases appear in this Plan, they shall have the respective meanings set forth below, unless otherwise specifically provided:

                2.1           Administrator.  The “Administrator” is a committee consisting of the persons from time to time serving as the Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer of the Company.

                2.2           Affiliated Organization.  A corporation, partnership or other entity that, prior to a Sale or Merger, controls, is controlled by or is under common control with the Company.

                2.3           Base Pay.  An Employee’s regular rate of pay (excluding overtime, bonuses and incentive pay) at the time a Definitive Agreement is signed or, if later, at the time the Employee is first employed by an Employer.

                2.4           Closing Date.  The date established pursuant to a Definitive Agreement for the closing of a Sale or Merger.

                2.5           Code.  The Internal Revenue Code of 1986, as from time to time amended.

                2.6           Company.  Rural Cellular Corporation, a Minnesota corporation, and any successor thereto.

                2.7           Definitive Agreement.  A written agreement that is legally binding on the parties, that sets forth all of the terms and conditions of a Sale or Merger, and that requires the parties to consummate the Sale or Merger subject only to the accomplishment of conditions precedent that are customary in similar transactions.  A “letter of intent” or similar document requiring subsequent, more detailed agreements is not a Definitive Agreement.

                2.8           Effective Date.  The provisions of the Plan other than Section 4.1 hereof, are effective as of July 24, 2001.  Section 4.1 of the Plan shall become effective on the date a Definitive Agreement is signed.

                2.9           Employee.  An individual who performs services as a common-law employee for an Employer, and who has not acknowledged or agreed that he or she is an independent contractor or that he or she is ineligible for participation in the Plan.  An individual’s status as an Employee for any period shall be determined solely on the basis of the Employer’s classifications, and the Employee’s acknowledgements and agreements, in effect during such period.  The classification or reclassification of a person as an employee of an Employer for any period by any court, government agency or other entity shall not result in the classification or reclassification of such person as an Employee for such period for the purposes of this Plan.

                2.10         Employer.  The Company, and any Affiliated Organization that has been designated by the Administrator as an Employer.

                2.11         ERISA.  The Employee Retirement Income Security Act of 1974, as from time to time amended.

                2.12         Excise Tax.  The excise tax imposed by Section 4999 of the Code, together with any interest or penalties incurred by an Employee with respect to such excise tax.

                2.13         Good Reason.  The occurrence, with respect to an Officer, of any of the following events that have not been consented to in advance by the Officer in writing:

(a)           If the Officer is employed at the Company’s principal executive offices at the time of a Sale or Merger, a relocation of such principal executive offices to a location more than 50 miles from such location, or a requirement that the Officer be based anywhere other than the Company’s principal executive offices.

(b)           If the Officer is not employed at the Company’s principal executive offices at the time of a Sale or Merger, the Officer’s relocation to any place other than the location at which the Officer principally performed his or her duties prior to the Closing Date of the Sale or Merger.

(c)           Required travel by the Officer on the Company’s business to an extent substantially greater than the Officer’s business travel obligations on the Closing Date of the Sale or Merger.

(d)           A failure by the Company to maintain the Officer’s base compensation in effect on the Closing Date of the Sale or Merger and the existing material fringe benefit, stock option, performance incentive and employee benefit plans (other than stock based plans).

(e)           An assignment to the Officer of duties and responsibilities other than those normally associated with the highest position held by the Officer during the 12-month period immediately preceding the Closing Date of the Sale or Merger.

(f)            A material diminution or reduction of the Officer’s responsibilities or authority.

(g)           A failure by the Company to comply with the requirements of Section 10.5(a) hereof.

                2.14         Highest Marginal Tax Rate.  The highest marginal rate of federal individual income tax, plus the highest marginal rates of state, local and/or foreign individual income taxes in the state and locality or foreign jurisdiction of an Officer’s residence (net of the reduction in federal income taxes which could be obtained from any deduction or credit attributable to the state, local or foreign taxes), that are in effect for the calendar year in which a Gross-Up Payment is to be made pursuant to Section 3.2(e).

                2.15         Just Cause.  “Just Cause” means:

(a)           an Employee’s conviction of a felony; or

(b)           an Employee’s intentionally engaging in conduct that is demonstrably and materially injurious to the Company, monetarily or otherwise.

No act or failure to act on an Employee’s part shall be considered “intentional” unless the Employee has acted or failed to act with an absence of good faith and without a reasonable belief that the Employee’s action or failure to act was in the best interest of the Company.

                2.16         Officer.  Any Vice President of the Company.

                2.17         Parachute Payment.  A parachute payment as defined in Section 280G(b)(2) of the Code.

                2.18         Participant.  An individual who becomes an Employee prior to the Closing Date and who is eligible for a bonus or severance benefit, subject only to the occurrence of the events for which the bonus or severance benefit is provided.

                2.19         Plan.  The Rural Cellular Corporation Retention Bonus and Severance Benefit Plan, as set forth herein, and as from time to time amended.

                2.20         Plan Year.  A period beginning on the Effective Date or any subsequent January 1 and ending on the succeeding December 31.

                2.21         Sale or Merger.

(a)           The acquisition of 85% or more of the outstanding voting stock of the Company by any person (other than the Company, or any subsidiary or parent of the Company, or an employee benefit plan of the Company or any subsidiary or parent of the Company) or group of persons acting in concert, whether by purchase, merger, exchange of shares or otherwise; or

(b)           A sale or other disposition of 85% or more of the assets of the Company (based on the value of such assets as most recently determined for the purposes of the Company’s audited financial statements).

                2.22         Unexercised Stock Option.  A stock option granted to a Participant under the Rural Cellular Corporation 1995 Stock Compensation Plan, or a stock option issued as a replacement or in substitution for any such stock option, to the extent such stock option has neither expired nor been exercised on the day preceding the date on which the Participant’s employment with an Employer terminates.

When words are used herein in the singular form, they shall be construed as though they were also used in the plural form in all cases where they would so apply.  Headings of sections and subsections of this Plan are inserted for convenience of reference, are not part of this Plan, and are not to be considered in the construction hereof.  The words “hereof,” “herein,” “hereunder,” and other similar compounds of the word “here” shall mean and refer to the entire Plan, and not to any particular provision or section.

ARTICLE III

BONUSES

                3.1           Bonus Pool.

(a)           An aggregate of $1,200,000 shall be available for the payment of “Completion Bonuses” and “Discretionary Stay in Place Bonuses” pursuant to Sections 3.2 and 3.3.  If the aggregate amount of Completion Bonuses and Discretionary Stay in Place Bonuses awarded pursuant to Sections 3.2 and 3.3 exceeds $1,200,000, each such bonus shall be reduced pro rata until the aggregate amount of the bonuses so awarded equals $1,200,000.

(b)           The amount of any Completion or Discretionary Stay in Place Bonus that is forfeited for any reason prior to the Closing Date shall be available for the granting of new or additional Completion or Discretionary Stay in Place Bonuses.

                3.2           Completion Bonuses.

(a)           The right to receive a Completion Bonus may be awarded to any Employee who is or becomes an Officer on or after the Effective Date and prior to the Closing Date.  The amount of the Completion Bonus (if any) that is awarded to an Officer shall be determined by the Administrator, in its sole and exclusive discretion.  The Administrator’s determinations need not be uniform and may be made by it selectively among eligible Officers.

(b)           A Completion Bonus awarded pursuant to this Section 3.2 shall become payable if:

(i)            a Definitive Agreement is signed prior to July 1, 2002;

(ii)           the recipient is an Officer on the date the Definitive Agreement is signed (if the Completion Bonus is awarded prior to such date); and

(iii)          a Closing Date occurs under the terms of the Definitive Agreement;

but only to the extent the recipient is employed on the payment dates provided for in paragraph (c) below.  A Completion Bonus (or any portion thereof) that does not become payable pursuant to this paragraph (b) shall be forfeited.

(c)           A Completion Bonus that becomes payable to an Officer pursuant to paragraph (b) shall be paid as follows:

(i)            one-third of the Completion Bonus shall be paid on the 90th day immediately following the Closing Date, if the Officer is an Employee on such date;

(ii)           one-third of the Completion Bonus shall be paid on the first anniversary of the Closing Date, if the Officer is an Employee on such date; and

(iii)          one-third of the Completion Bonus shall be paid on the second anniversary of the Closing Date, if the Officer is an Employee on such date;

provided, that if the Officer’s employment is terminated by an Employer without Just Cause on or after the date on which a Definitive Agreement is signed, or by the Officer for Good Reason on or after the Closing Date, the unpaid amount of the Completion Bonus shall be paid to the Officer within ten business days following the later of the Closing Date or the date of the Officer’s termination of employment.

(d)           If, when added to the payments or benefits due an Officer under any other plan or program of an Employer, a Completion Bonus would be subject to an Excise Tax, and if the amount of the Officer’s Parachute Payments taken into account for the purposes of such Excise Tax does not exceed 330% of the Officer’s Base Amount, then the payments or benefits which are subject to the Excise Tax shall be adjusted until the amount of such Parachute Payments equals 299% of the Officer’s Base Amount.  The adjustments shall be made in such manner, and to such payments or other benefits, as the Officer and the Company shall mutually agree.

(e)           If, when added to the payments or benefits due an Officer under any other plan or program of an Employer, a Completion Bonus would be subject to the Excise Tax, and if the amount of the Officer’s Parachute Payments taken into account for the purposes of such Excise Tax exceeds 330% of the Officer’s Base Amount, the Company shall pay to the Officer an additional amount (the “Gross-Up Payment”) so that the net amount that is retained by the Officer, after the deduction of the Excise Tax and any other taxes (including Excise Taxes) that are imposed on the Gross-Up Payment, is equal to the payments and other benefits the Officer would have retained in the absence of the Excise Tax.  For the purpose of calculating the Gross-Up Payment, the Officer’s individual income tax rate will be deemed to be the Highest Marginal Tax Rate.

(f)            An initial determination as to whether a Gross-Up Payment is required pursuant to this Agreement and the amount of such Gross-Up Payment shall be made at the Company’s expense by an accounting firm selected by the Company and reasonably acceptable to the Officer which is designated as one of the five largest accounting firms in the United States (the “Accounting Firm”).  The Accounting Firm shall provide its determination (the “Determination”), together with detailed supporting calculations and documentation, to the Company and the Officer at such time as may be requested by the Company or the Officer (provided the Officer reasonably believes that [s]he may be subject to the Excise Tax).  If the Accounting Firm determines that no Excise Tax is payable by the Officer, it shall furnish the Officer with an opinion to that effect which is reasonably acceptable to the Officer.  Within ten days of the delivery of the Determination to the Officer, the Officer shall have the right to dispute the Determination (the “Dispute”).  The Gross-Up Payment, if any, as determined pursuant to paragraph (e), shall be paid by the Company to the Officer within five days of the receipt of the Determination.  The existence of the Dispute shall not in any way affect the Officer’s right to receive the Gross-Up Payment in accordance with the Determination.  Upon the final resolution of a Dispute, the Company shall promptly pay to the Officer any additional amount required by such resolution or, if it is determined that the Excise Tax is lower than originally determined, the Officer shall repay to the Company the excess amount of the Gross-Up Payment.  If there is no Dispute, the Determination shall be binding, final and conclusive upon the Company and the Officer subject to the application of paragraph (g) below.

(g)           Notwithstanding anything herein to the contrary:

(i)            In the event that, according to the Determination, an Excise Tax will be imposed on any payment or benefit, the Company shall pay to the applicable government taxing authorities as Excise Tax withholding, the amount of the Excise Tax that the Company has actually withheld from the payment or benefit.

(ii)           A Gross-Up Payment shall not be payable to an Officer under this Plan to the extent the Officer is entitled to a similar payment under any other plan of, or agreement with, an Employer that takes the Officer’s Completion Bonus under this Plan into account in determining the amount of such payment.

(h)           A Completion Bonus shall not reduce any severance pay or benefits to which an Officer may otherwise become entitled.

                3.3           Discretionary Stay in Place Bonuses.

(a)           The right to receive a Discretionary Stay in Place Bonus may be awarded to any Employee (other than the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company) who is not an Officer.  The amount of the Discretionary Stay in Place Bonus (if any) that is awarded to any Employee shall be determined by the Administrator, in its sole and exclusive discretion.  The Administrator’s determinations need not be uniform and may be made by it selectively among eligible Employees.

(b)           A Discretionary Stay in Place Bonus awarded pursuant to this Section 3.3 shall become payable if:

(i)            a Definitive Agreement is signed prior to July 1, 2002;

(ii)           the recipient is an Employee on the date the Definitive Agreement is signed (if the Discretionary Stay in Place Bonus is awarded prior to such date); and

(iii)          a Closing Date occurs under the terms of the Definitive Agreement;

but only to the extent the recipient is employed on the payment dates provided for in paragraph (c) below.  A Discretionary Stay in Place Bonus (or any portion thereof) that does not become payable pursuant to this paragraph (b) shall be forfeited.

(c)           A Discretionary Stay in Place Bonus that has become payable pursuant to paragraph (b) shall be paid as follows:

(i)            one-third of the Discretionary Stay in Place Bonus shall be paid on the 90th day immediately following the Closing Date, if the recipient is an Employee on such date;

(ii)           one-third of the Discretionary Stay in Place Bonus shall be paid on the first anniversary of the Closing Date, if the recipient is an Employee on such date; and

(iii)          one-third of the Discretionary Stay in Place Bonus shall be paid on the second anniversary of the Closing Date, if the recipient is an Employee on such date;

provided, that if the Participant’s employment is terminated by an Employer without Just Cause on or after the date on which a Definitive Agreement is signed, the unpaid amount of the Completion Bonus shall be paid to the Participant within ten business days following the later of the Closing Date or the date of the Participant’s termination of employment.

(d)           A Discretionary Stay in Place Bonus shall not reduce any severance pay or benefits to which a Participant may otherwise become entitled.

                3.4           Non-Discretionary Stay in Place Bonuses.

(a)           A Non-Discretionary Stay in Place Bonus shall be payable to an Employee  (other than the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company) who is not an Officer at any time after the Effective Date upon the terms and conditions set forth in this Section 3.4.  Non-Discretionary Stay in Place Bonuses that become payable pursuant to this Section 3.4 will not reduce the $1,200,000 bonus pool established pursuant to Section 3.1.

(b)           The amount of a Non-Discretionary Stay in Place Bonus shall be two weeks’ Base Pay, plus an additional one week’s Base Pay for each full year of employment with the Employer, up to a maximum of 10 weeks’ Base Pay.  For this purpose, a “full year” of employment shall be credited for each 12-consecutive month period that commences on the Participant’s most recent date of hire by an Employer or any anniversary thereof, and that ends prior to the date a Definitive Agreement is signed.

(c)           A Non-Discretionary Stay in Place Bonus shall become payable if:

(i)            a Definitive Agreement is signed prior to July 1, 2002;

(ii)           a Closing Date occurs under the terms of the Definitive Agreement; and

(iii)          the recipient is an Employee of the Company on the Closing Date;

but only to the extent the recipient is employed on the payment dates provided for in paragraph (d) below.  A Non-Discretionary Stay in Place Bonus (or any portion thereof) that does not become payable pursuant to this paragraph (c) shall be forfeited.

(d)           Subject to subparagraph (iii) below:

(i)            A Non-Discretionary Stay in Place Bonus of $3,000 or more that becomes payable pursuant to paragraph (c) shall be paid as follows:

(A)          one-third of the Non-Discretionary Stay in Place Bonus shall be paid on the 90th day immediately following the Closing Date, if the recipient is an Employee on such date;
(B)           one-third of the Non-Discretionary Stay in Place Bonus shall be paid on the first anniversary of the Closing Date, if the recipient is an Employee on such date; and
(C)           one-third of the Non-Discretionary Stay in Place Bonus shall be paid on the second anniversary of the Closing Date, if the recipient is an Employee on such date.

(ii)           A Non-Discretionary Stay in Place Bonus of less than $3,000 that becomes payable pursuant to paragraph (c) shall be paid as follows:

(A)          one-half of the Non-Discretionary Stay in Place Bonus shall be paid on the 90th day immediately following the Closing Date, if the recipient is an Employee on such date; and
(B)           one-half of the Non-Discretionary Stay in Place Bonus shall be paid on the first anniversary of the Closing Date, if the recipient is an Employee on such date.

(iii)          Notwithstanding the foregoing, if the Participant’s employment is terminated by an Employer without Just Cause on or after the date on which a Definitive Agreement is signed, the unpaid amount of the Completion Bonus shall be paid to the Participant within ten business days following the later of the Closing Date or the date of the Participant’s termination of employment.

ARTICLE IV

SEVERANCE BENEFITS

                4.1           Severance Pay.

(a)           A Participant (other than the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company) who is not an Officer at any time after the Effective Date shall be entitled to severance pay pursuant to this Section 4.1 if:

(i)            a Definitive Agreement is signed prior to July 1, 2002; and

(ii)           the Participant’s employment is terminated by an Employer, without Just Cause, after the date the Definitive Agreement is signed and prior to the first anniversary of the Closing Date.

(b)           A Participant who becomes entitled to severance pay pursuant to this Section 4.1 shall receive a lump sum payment equal to:

(i)            four weeks’ Base Pay, plus an additional two weeks’ Base Pay for each full year of employment with an Employer, up to a maximum of 20 weeks’ Base Pay; reduced by

(ii)           the aggregate amount of any Non-Discretionary Stay in Place Bonus that has been paid, or is payable, to the Participant.

For this purpose, a “full year” of employment shall be defined as provided in Section 3.4(b).

(c)           Notwithstanding the foregoing, a Participant will not be entitled to severance pay if the Participant’s termination of employment occurs by reason of:

(i)            the Participant’s transfer to or from employment with an Affiliated Organization;

(ii)           the Participant’s employment by the entity into which the Company was merged or by which the Company was acquired, or by any affiliate of such an entity, following a Sale or Merger; or

(iii)          the Participant’s declining to be employed by the entity into which the Company is merged or by which the Company is acquired, or by any affiliate of such an entity, following a Sale or Merger.

                4.2           Stock Option Adjustment.

(a)           A Participant (other than the Chief Executive Officer, Chief Financial Officer or Chief Operating Officer of the Company) who is the holder of an Unexercised Stock Option shall be entitled to a “Stock Option Adjustment” if:

(i)            a Definitive Agreement is signed prior to July 1, 2002; and

(ii)           the Participant’s employment is terminated by an Employer, without Just Cause, after the date the Definitive Agreement is signed and prior to the first anniversary of the Closing Date. or

(iii)          if the Participant is an Officer, the Participant’s employment is terminated by the Participant, for Good Reason, after the Closing Date and prior to the first anniversary of the Closing Date.

(b)           A Participant who becomes entitled to A Stock Option Adjustment pursuant to this Section 4.1 shall have the right to have the period during which his or her Unexercised Stock Option may be exercised extended until the earlier of:

(i)            the second anniversary of the date the Participant’s employment terminated; or

(ii)           the date on which the Participant’s Unexercised Stock Option would have ceased to be exercisable had the Participant continued in the employ of his or her Employer.

The right to a Stock Option Adjustment may be exercised by an eligible Participant, by written notice to the Company, at any time within 90 days following the date on which the Participant’s employment terminates.  Upon delivery of such written notice, the agreement governing the exercise of the Participant’s Unexercised Stock Option shall be deemed to have been amended to provide for the extension described in this paragraph (b), whether or not a formal written amendment is prepared or executed.  The exercise by an eligible Participant of the right to a Stock Option Adjustment shall not result in any changes to the Participant’s Unexercised Stock Option other than those described in this paragraph (b), except that that status of the amended option as an Incentive Stock Option (as defined in Section 422 of the Code) shall be determined under the applicable provisions of the Code.

(c)           Notwithstanding the foregoing, a Participant will not be entitled to a Stock Option Adjustment if the Participant’s termination of employment occurs by reason of:

(i)            the Participant’s transfer to or from employment with an Affiliated Organization;

(ii)           the Participant’s employment by the entity into which the Company was merged or by which the Company was acquired, or by any affiliate of such an entity, following a Sale or Merger; or

(iii)          the Participant’s declining to be employed by the entity into which the Company is merged or by which the Company is acquired, or by any affiliate of such an entity, following a Sale or Merger;

unless, in the case of an Officer, such event constitutes Good Reason for termination.

ARTICLE V

CLAIMS FOR BENEFITS

                5.1           Claims Procedure.  If a claim for benefits made by a Participant is denied, the Administrator will furnish to the Participant, within 90 days after its receipt of such claim (or within 180 days after such receipt if special circumstances require an extension of time), a written notice that specifies the reasons for the denial, refers to the pertinent provisions of the Plan on which the denial is based, describes any additional material or information that is necessary for the perfection of the claim and explains why such material or information is necessary, and explains the claim review procedures.

                5.2           Appeals.

(a)           Upon the written request of the Participant submitted within 60 days after his or her receipt of the written notice described in Section 5.1, the Administrator will afford the Participant a full and fair review of the decision denying the claim and, if so requested, permit the Participant to review any documents that are pertinent to the claim, permit the Participant to submit to the Company issues and comments in writing, and afford the Participant an opportunity to meet with appropriate representatives of the Company as a part of the review procedure.

(b)           Within 60 days after its receipt of a request for review (or within 120 days after such receipt if special circumstances, such as the need to hold a hearing, require an extension of time) the Administrator will notify the Participant in writing of its decision and the reasons for its decision and will refer the Participant to the provisions of the Plan which form the basis for its decision.

ARTICLE VI

ADMINISTRATION

                6.1           Administrator.  The Administrator shall be the “named fiduciary” of the Plan, to the extent it is subject to ERISA.  The Administrator may delegate to any person the responsibility to perform any part or all of its duties, subject to revocation by the Administrator at any time.

                6.2           Administrator’s Discretion.  The Administrator shall have the discretionary power and authority to make rules and regulations required in the administration of the Plan, to make all determinations the Administrator deems necessary for its administration, to determine any person’s eligibility to participate in the Plan, to determine the amount of benefits, if any, to which a Participant may be entitled, and to construe and interpret the Plan whenever the Administrator deems necessary to carry out its intent and purpose and to facilitate its administration.

                6.3           Retention of Services.  The Administrator may retain such independent accounting, legal, clerical and other services as may be required in the administration of the Plan and may pay reasonable compensation for such services.  All costs of administering the Plan shall be paid by the Employers.

ARTICLE VII

LIMITATIONS AND LIABILITIES

                7.1           No Guarantee of Employment.  Neither the establishment of the Plan, nor any modification thereof, nor the payment of any benefits shall be construed as giving to any Participant or other person any right to be retained in the employ of an Employer or to interfere with the rights of an Employer to discharge any of its employees at any time, with or without cause.

                7.2           No Alienation of Benefits.  Except to the extent required by applicable law, the rights of a Participant to any payments or benefits shall not be subject to attachment, garnishment or other legal process, and a Participant shall have no right to alienate, anticipate, commute, pledge, encumber or assign any benefits or payments that he or she may expect to receive under the Plan.  Any attempt to anticipate, alienate, commute, pledge, encumber or assign any rights or benefits in violation of this section shall be void.

                7.3           Reliance on Others.  To the extent permitted by applicable law, the Administrator may rely upon all certificates and reports made by an Employer, and upon all reports and opinions within the area of expertise of, and given by, accountants, legal counsel and other professionals retained by them; and, to such extent, such persons shall be fully protected with respect to any action taken or suffered by them in good faith in reliance upon any such certificates, reports and opinions, and all actions so taken or suffered shall be conclusive upon each of them and upon all Participants.  The Administrator shall be entitled to rely upon any data or information furnished by an Employer or a Participant as to any information pertinent to a calculation or determination to be made under the provisions of the Plan and, as a condition to payment of any benefit under the Plan, may request any Participant to furnish such information as the Administrator deems necessary or desirable in administering the Plan.

                7.4           Indemnification.  The Employers shall, to the extent permitted by their articles of incorporation and bylaws, and by the laws of the States in which they are incorporated, indemnify the Administrator and any employee or director of an Employer, against any and all liabilities arising by reason of any act or omission, made in good faith pursuant to the provisions of the Plan, including expenses reasonably incurred in the defense of any claim relating thereto.  The Employers may, in their sole discretion, and to the extent permitted by their articles of incorporation and bylaws, and by the laws of the States in which they are incorporated, indemnify any other person or corporation providing services to the Plan against any liabilities arising by reason of any act or omission, made in good faith pursuant to the provisions of the Plan, including any expenses reasonably incurred in the defense of any claim relating thereto.

ARTICLE VIII

FUNDING

                8.1           No Obligation to Fund Benefits.  The Employers shall have no obligation to insure any benefits payable under the Plan or to establish any fund or trust for the payment of such benefits.  However, the Company may, in its sole discretion, purchase such insurance and establish such funds or trusts as it may deem necessary or desirable to provide for the payment of benefits under the Plan.

                8.2           Insured Benefits.  Any benefit that is insured by an insurance company shall be paid solely by the insurance company, and the Employers shall have no responsibility for the payment of such benefit.

                8.3           Benefits Funded Through a Trust.  To the extent any benefit has been funded through contributions to a trust, the benefit shall be payable solely out of the assets of the trust and the Employers shall have no responsibility for the payment of such benefit.

                8.4           Other Benefits.  To the extent an Employer is liable for benefits which have not been insured or funded through a trust, such benefits shall be paid out of the general assets of the Employers.

ARTICLE IX

AMENDMENT AND TERMINATION

                9.1           Amendments.  The Board of Directors of the Company reserves the right to amend the Plan at any time, to any extent it may deem advisable; provided, that no amendment shall deprive a Participant of the right to receive a bonus or severance benefits with respect to a Sale or Merger consummated under a Definitive Agreement signed before July 1, 2002, unless the amendment is adopted at least 90 days prior to the date on which the Definitive Agreement is signed.

                9.2           Termination.  The Board of Directors of the Company reserves the right to terminate the Plan at any time, provided, that the termination of the Plan shall not deprive a Participant of the right to receive a bonus or severance benefits with respect to a Sale or Merger consummated under a Definitive Agreement signed before July 1, 2002, unless the termination is effected at least 90 days prior to the date on which the Definitive Agreement is signed.  Unless it is extended by the Board of Directors of the Company, the Plan shall terminate automatically:

(a)           on  July 1, 2002, if a Definitive Agreement has not been signed by that date; or

(b)           on the first anniversary of the date a Definitive Agreement signed, if the Sale or Merger contemplated by the Definitive Agreement has not been completed by that date.

No amounts shall be payable under the Plan following its termination.

ARTICLE X

GENERAL PROVISIONS

                10.1         ERISA Requirements.  To the extent the Plan is subject to the requirements of ERISA:

(a)           The preparation and distribution of a summary plan description, and the filing of such annual reports and notices as may be required by ERISA, shall be a duty of the Administrator.

(b)           Any person or persons may serve in more than one fiduciary capacity with respect to the Plan.

(c)           The Administrator may allocate its responsibilities among its members or to any other named fiduciaries and may delegate such responsibilities to persons who are not named fiduciaries.

                10.2         Applicable Law.  This Plan shall be construed and interpreted in accordance with the laws of the State of Minnesota, except insofar as the same may be preempted by ERISA or other federal law.

                10.3         No Waiver or Estoppel.  No term, condition or provision of the Plan shall be deemed to have been waived, and no oral or written representation shall constitute an estoppel against the enforcement of any term, condition or provision of the Plan, unless such waiver or representation is set forth in a written instrument constituting an amendment of the Plan.  A failure by any party to enforce any term, condition or provision of the Plan shall not constitute a waiver or estoppel of such party’s right to enforce such term, condition or provision in the future.

                10.4         Overpayments.  If a Participant receives benefits under the Plan that exceed the benefits the Participant should have received, or if benefits are paid to or on behalf of a Participant that should not have been paid, the Administrator may deduct the amount of the excess or improper payments from any subsequent benefits payable to or on behalf of the Participant, or it may recover the payments from the Participant.

                10.5         Successors.

(a)           The Company will require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company absolutely and unconditionally to assume and agree to perform this Plan in the same manner and to the same extent that the Company would be required to perform it if no such succession or assignment had taken place.

(b)           This Plan shall inure to the benefit of and be enforceable by a Participant’s personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.  If a Participant should die while any amounts are still payable to the Participant hereunder, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of the Plan to the Participant’s devisee, legatee or other designee or, if there be no such designee, to the Participant’s estate.

                10.6         Legal Actions.  No Participant or any other person having or claiming to have an interest in this Plan shall be a necessary party to any action involving the Plan or the administration thereof, and no such person shall be entitled to any notice or process, except to the extent required by applicable law.  Any final judgment which is not appealed or appealable that may be entered in any such action shall be binding and conclusive on the parties hereto and upon all persons having or claiming to have any interest in the Plan.

To record the adoption of the Plan as set forth above, the undersigned has executed this document for and on behalf of the Company on this 23rd day of August, 2001.

RURAL CELLULAR CORPORATION

By:	/s/ Richard P. Ekstrand
Richard P. Ekstrand
As its: President